Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Vaccitech plc (the “Company”) on Form 10-K for the fiscal year ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: March 25, 2022	By:	/s/ William Enright
William Enright
Chief Executive Officer
Date: March 25, 2022	By:	/s/ Georgy Egorov
Georgy Egorov
Chief Financial Officer

ACTIVE/115846940.2